     As filed with the Securities and Exchange Commission on June 27, 1997
                                                            Registration No.____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    _______

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                    _______
                          UNITED WATER RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEW JERSEY                                              22-2441477
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               200 OLD HOOK ROAD
                       HARRINGTON PARK, NEW JERSEY  07640
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                          UNITED WATER RESOURCES INC.
                           MANAGEMENT INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                ALLAN D. SHAKLEY
                               200 OLD HOOK ROAD
                       HARRINGTON PARK, NEW JERSEY  07640
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE
                                 (201) 784-9434
                              ___________________

  THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL ORDERS, NOTICES AND OTHER
           COMMUNICATIONS WITH RESPECT TO THIS REGISTRATION STATEMENT
                                      TO:

                           JOSEPH L. SEILER III, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 WEST 55TH STREET
                           NEW YORK, NEW YORK  10019

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: On or after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES           AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED             REGISTERED (1)    PER SHARE (2)         PRICE (2)        REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Common Stock, no par         1,500,000       17.31              $25 ,965,000          $7,868.18
 value                       Shares

Series A Participating       1,500,000       ______             _____                 _____
Preferred Stock Purchase     rights
Rights

---------------------------

(1) An additional indeterminable number of share are also being registered to cover any adjustments required by antidilution provisions in the number of share issuable upon the exercise of options granted under the Company's Management Incentive Plan.

(2) Estimated solely for the purposes of calculating the Registration Fee pursuant to Rule 457(h), based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange composite trading tape of 17.31 per share on June 23, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by United Water Resources Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The description of the Company's Common Stock, no par value (the "Common Stock"), contained in the Registration Statement on Form 8-B of the Company, filed October 11, 1983 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act; and

     (d) The description of the Company's Preferred Share Purchase Rights, no par value (the "Rights"), contained in the Registration Statement on Form 8-A of the Company, filed July 25, 1989 pursuant to the Exchange Act, as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

     Additionally, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of Common Stock (including Rights relating thereto) offered hereby ("Shares") have been sold or that deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in New Jersey and is subject to New Jersey law covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of service to the company. New Jersey law provides that indemnification will be made to any officer or director who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstance. New Jersey law permits the advancing of expenses incurred in defending such a proceeding upon the giving of an undertaking to repay such sums by the indemnified officer or director in the event it is later determined that such officer or director should not have been indemnified. New Jersey law also permits the Company to procure insurance on behalf of its officers and directors against any liability asserted against or incurred by the officer or director, even if the Company would not otherwise have the power under applicable law to indemnify the officer or the director for such expenses.

     In accordance with the New Jersey Business Corporation Act, a provision of the Company's Restated Certificate of Incorporation eliminates personal liability of directors and officers to the Company or its shareholders for damages for breach of any duty owned to the Company or its shareholders to the fullest extent permissible by law. However, this provision does not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the Company or its shareholders, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

     The By-laws of the Company and indemnification agreements between the Company and each of its directors and officers provide for indemnification of directors and officers against certain liabilities arising out of their service in such capacities to the fullest extent permissible by law. The indemnification agreements between the Company and each of its directors and officers are intended to provide a contractual right to indemnification notwithstanding any future amendment of the By-laws of the Company and provide for the indemnification of directors and officers for liabilities that may relate to acts or omissions that occurred prior to the date of such indemnification agreements. The By-laws of the Company presently authorize the Company to enter into indemnification agreements providing similar rights to any future director or officer of the Company or to any person who serves as an officer, director or key employee of other corporations or entities at the request of the Company.

     The Company also has policies of insurance which, among other things, provide officers' and directors' liability coverage, individually or collectively, up to an annual aggregate limit of $50,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT NO.

     3(a)    - Restated Certificate of Incorporation of United Water Resources
               Inc., dated July 14, 1987. (Filed as Exhibit 4(b) to Registration Statement No. 33-20067).

     3(b)    - Certificate of Correction to Restated Certificate of
               Incorporation of United Water Resources Inc., dated August 13, 1987. (Filed as Exhibit 4(c) to Registration Statement No. 33-20067).

     3(c)    - Certificate of Amendment to the Restated Certificate of
               Incorporation of United Water Resources Inc., dated April 22, 1994, amending Articles 5, 6, 7 and 9. (Filed as Exhibit 3(c)) to Registration Statement No. 33-61617)

     3(d)    -  Certificate of Amendment to the Restated Certificate of
                Incorporation of United Water Resources Inc., dated June 3,
                1997, amending Article 5(a).

     3(e)    -  Amended By-laws of United Water Resources Inc. dated as of March
                10, 1994. (Filed as Exhibit 4(1) to Form 10-K for the year ended
                December 31, 1993).

     4(a)    -  Certificate of Amendment to the Rested Certificate of
                Incorporation of United Water Resources Inc., dated April 22,
                1994, for Series A Cumulative Convertible Preference Stock of
                United Water Resources Inc. (Filed as Exhibit 4(a) to
                Registration Statement No. 33-61617).

     4(b)    -  Certificate of Amendment to the Restated Certificate of
                Incorporation of United Water Resources Inc., dated April 22,
                1994, for Series B 7 5/8% Cumulative Preferred Stock of United
                Water Resources Inc. (Filed as Exhibit 4(b) to Registration
                Statement No. 33-61617).

     4(c)    -  United Water Resources Inc. Management Incentive Plan.

     4(d)    -  Specimen of United Water Resources Inc. Common Stock.  (Filed as
                Exhibit 4(d) to Registration Statement No. 2-90540).

     4(e)    -  Rights Agreement, dated as of July 12, 1989, between United
                Water Resources Inc. and First Interstate Bank, Ltd. (Filed as
                Exhibit 4(c) to Registration Statement No. 33-32672).

     4(f)    -  Governance Agreement between United Water Resources Inc. and
                Lyonnaise American Holding, Inc., dated April 22, 1994. (Filed in Appendix A to Registration Statement No. 33-51703).

     4(g)    -  Amendment No. 1 to Governance Agreement between United Water
                Resources Inc. and Lyonnaise American Holding, Inc., dated June
                27, 1996.

     5(a)    -  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     23(a)  -  Consent of Price Waterhouse LLP.

     23(b)  -  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               (Contained in their opinion filed as Exhibit 5(a)).

     24(a)  -  Powers of Attorney (included in signature page).

     24(b)  -  Certified copies of the resolutions of the Board of Directors.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment of the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrington Park, County of Bergen, State of New Jersey, on this 27th day of June, 1997.

                                    UNITED WATER RESOURCES INC.
                                    (Registrant)


                                    By /s/Donald L. Correll
                                       --------------------
                                         (Donald L. Correll, President
                                          and Chief Executive Officer)


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Donald L. Correll, Joseph L. Seiler III and Allan D. Shakley (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                                        Title                                Date
     ---------                                        -----                                ----
/s/Donald L. Correll                   Chairman of the Board of Directors           June 27 , 1997
----------------------------------
(Donald L. Correll,
Chairman of the Board of Directors)

/s/John J. Turner
----------------------------------     Principal Financial Officer and              June 27 , 1997
(John J. Turner,                       Principal Accounting Officer
Treasurer)

/s/Edward E. Barr                      Director                                     June 27 , 1997
----------------------------------
(Edward E. Barr)
/s/Frank J. Borelli
---------------------------------      Director                                    June 27  , 1997
(Frank J. Borelli)

/s/Thierry  Bourbie                    Director                                    June 27  , 1997
-------------------------------------
(Thierry Bourbie)

/s/Lawrence R. Codey                   Director                                    June 27 , 1997
-------------------------
(Lawrence R. Codey)

/s/Peter Del Col                       Director                                    June 27 , 1997
-------------------------
(Peter Del Col)

/s/Robert L. Duncan Jr.                Director                                    June 27 , 1997
-------------------------
(Robert L. Duncan, Jr.)

/s/Jon F. Hanson                       Director                                    June 27 , 1997
-------------------------
(Jon F. Hanson)

/s/Douglas Hawes                       Director                                    June 27 , 1997
-------------------------
(Douglas Hawes)

/s/George F. Keane                     Director                                    June 27 , 1997
-------------------------
(George F. Keane)

/s/Dennis M. Newnham                   Director                                    June 27 , 1997
-------------------------
(Dennis M. Newnham)

-------------------------              Director                                            , 1997
(Jacques F. Petry)

/s/Marcia L. Worthing                  Director                                    June 27 , 1997
-------------------------
(Marcia L. Worthing)

EXHIBITS.

      EXHIBIT NO.

     3(a)    - Restated Certificate of Incorporation of United Water Resources
               Inc., dated July 14, 1987. (Filed as Exhibit 4(b) to Registration Statement No. 33-20067).

     3(b)    - Certificate of Correction to Restated Certificate of
               Incorporation of United Water Resources Inc., dated August 13, 1987. (Filed as Exhibit 4(c) to Registration Statement No. 33-20067).

     3(c)    - Certificate of Amendment to the Restated Certificate of
               Incorporation of United Water Resources Inc., dated April 22, 1994, amending Articles 5, 6, 7 and 9. (Filed as Exhibit 3(c)) to Registration Statement No. 33-61617)

     3(d)    -  Certificate of Amendment to the Restated Certificate of
                Incorporation of United Water Resources Inc., dated June 3,
                1997, amending Article 5(a).

     3(e)    -  Amended By-laws of United Water Resources Inc. dated as of March
                10, 1994. (Filed as Exhibit 4(1) to Form 10-K for the year ended
                December 31, 1993).

     4(a)    -  Certificate of Amendment to the Rested Certificate of
                Incorporation of United Water Resources Inc., dated April 22,
                1994, for Series A Cumulative Convertible Preference Stock of
                United Water Resources Inc. (Filed as Exhibit 4(a) to
                Registration Statement No. 33-61617).

     4(b)    -  Certificate of Amendment to the Restated Certificate of
                Incorporation of United Water Resources Inc., dated April 22,
                1994, for Series B 7 5/8% Cumulative Preferred Stock of United
                Water Resources Inc. (Filed as Exhibit 4(b) to Registration
                Statement No. 33-61617).

     4(c)    -  United Water Resources Inc. Management Incentive Plan.

     4(d)    -  Specimen of United Water Resources Inc. Common Stock.  (Filed as
                Exhibit 4(d) to Registration Statement No. 2-90540).

     4(e)    -  Rights Agreement, dated as of July 12, 1989, between United
                Water Resources Inc. and First Interstate Bank, Ltd. (Filed as
                Exhibit 4(c) to Registration Statement No. 33-32672).

     4(f)    -  Governance Agreement between United Water Resources Inc. and
                Lyonnaise American Holding, Inc., dated April 22, 1994. (Filed in Appendix A to Registration Statement No. 33-51703).

     4(g)   -  Amendment No. 1 to Governance Agreement between United Water
               Resources Inc. and Lyonnaise American Holding, Inc., dated June
               27, 1996.

     5(a)    -  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     23(a)  -  Consent of Price Waterhouse LLP.

     23(b)  -  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               (Contained in their opinion filed as Exhibit 5(a)).

     24(a)  -  Powers of Attorney (included in signature page).

     24(b)  -  Certified copies of the resolutions of the Board of Directors.